EXHIBIT 11

                                                     Boise Cascade Corporation
                                                 Computation of Per Share Earnings

                                                                                                1998          1997         1996
                                                                                              _________     _________    _________
                                                                                                      (expressed in thousands,
                                                                                                      except per share amounts)

Net income (loss) as reported, before cumulative effect of accounting change                  $ (28,392)    $ (30,410)   $   9,050
  Preferred dividends                                                                           (15,578)      (31,775)     (39,248)
  Excess of Series F Preferred Stock redemption price over carrying value                        (3,958)          -            -
                                                                                              _________     _________    _________
Basic loss before cumulative effect of accounting change                                        (47,928)      (62,185)     (30,198)
Cumulative effect of accounting change                                                           (8,590)          -            -
                                                                                              _________     _________    _________
  Basic loss                                                                                  $ (56,518)    $ (62,185)   $ (30,198)
                                                                                              =========     =========    =========
Average shares outstanding used to determine basic loss per common share                         56,307        52,049       48,277
Net loss per common share
  Basic loss before cumulative affect of accounting change                                       $ (.85)      $ (1.19)      $ (.63)
  Cumulative affect of accounting change                                                           (.15)          -            -
                                                                                              _________     _________    _________
  Basic loss per common share (1)                                                                $(1.00)      $ (1.19)      $ (.63)
                                                                                              _________     _________    _________

Basic loss before cumulative effect of accounting change                                      $ (47,928)    $ (62,185)   $ (30,198)
  Preferred dividends eliminated                                                                 14,133        20,965       28,438
  Supplemental ESOP contribution                                                                (12,079)      (12,114)     (12,659)
                                                                                              _________     _________    _________
Diluted loss before cumulative effect of accounting change                                      (45,874)      (53,334)     (14,419)
Cumulative effect of accounting change                                                           (8,590)          -            -
                                                                                              _________     _________    _________
Diluted loss                                                                                  $ (54,464)    $ (53,334)   $ (14,419)
                                                                                              =========     =========    =========

Average shares outstanding used to determine basic loss per common share                         56,307        52,049       48,277
  Stock options, net                                                                                204           615          735
  Series G conversion preferred stock                                                               -           3,647        6,909
  Series D convertible preferred stock                                                            4,396         4,310        4,590
                                                                                              _________     _________    _________
Average shares used to determine diluted loss per common share                                   60,907        60,621       60,511
                                                                                              =========     =========    =========

Diluted loss before cumulative effect of accounting change                                       $ (.75)       $ (.88)      $ (.24)
  Cumulative affect of accounting change                                                           (.14)           -            -
                                                                                              _________     _________    _________
  Diluted loss per common share(1)                                                               $ (.89)       $ (.88)      $ (.24)
                                                                                              _________     _________    _________

(1)   Because the computation of diluted loss per common share was antidilutive, the diluted loss per common share reported for the years ended December 31, 1998, 1997, and 1996 were the same as basic loss per common share.